UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 23, 2010 (December 17, 2010)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People's Republic of China
(Address of Principal Executive Offices)

86 538 -620-2306
Registrant's Telephone Number, Including Area Code

______________________________________________________
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

On December 22, 2010, the Board of Directors of China Biologic Products, Inc. (the “Company”) approved the dismissal of Frazer Frost, LLP (“Frazer Frost”) as the Company’s independent auditor, effective immediately.

Frazer Frost’s reports on the Company’s financial statements as of and for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2009 and 2008, and through Frazer Frost’s dismissal on December 22, 2010, there were (1) no disagreements with Frazer Frost on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Frazer Frost with a copy of this disclosure on December 21, 2010, providing it with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Frazer Frost, dated December 22, 2010 is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Frazer Frost as the Company’s independent auditor, the Board of Directors of the Company approved the appointment of  KPMG as the Company’s independent auditor.

During the years ended December 31, 2009 and 2008 and through the date hereof, neither the Company nor anyone acting on its behalf consulted KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The Company's press release regarding the change of auditors is furnished herewith as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Chong Yang Li, aged 37 was elected as a director at the 2010 Annual Shareholders’ Meeting (the "Annual Meeting) held on Friday, December 17, 2010, in lieu of Ms. Lin Ling Li, a former director of the Company who did not stand for re-election at the Annual Meeting. Mr. Li has been a certified appraiser since 1998 and has over 15 years’ experience in providing asset valuation services, in connection with IPOs and reorganizations, primarily to PRC listed companies across varied industries. Since 2006, Mr. Li has served in various managerial positions for Fujian Zhongxing Assets Real Estate and Land Appraisal Co., Ltd., an assets and real estate appraisal company where he currently serves as Vice Chairman. Prior to that time, Mr. Li served from 2000 to 2005 in various managerial positions, including as Executive Assistant to the General Manager, for the Fujian Assets Appraisal Center, an assets valuation and appraisal company. Mr. Li holds a Diploma in Accounting from the China Farmer University.

Mr. Li is the brother of Ms. Li, a former director of the Company. There are no other family relationships among any of our officers and directors. Mr. Li is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2010 Annual Shareholders’ Meeting on Friday, December 17, 2010. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on November 3, 2010 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement").

The Company’s shareholders considered two proposals, each of which is described in the Proxy Statement. A total of 15,636,512 shares were represented in person or by proxy, or 66.5% of the total shares outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Shareholders elected Siu Lin Chan, Sean Shao, Xiangmin Cui, Tong-Jun Lin and Chong Yang Li as Directors as follows:

Director	For	Abstain
Siu Ling Chan	15,630,770	5,742
Chong Yang Li	15,631,294	5,218
Sean Shao	15,371,958	264,554
Xiangmin Cui	15,631,294	5,218
Tong Jun Lin	15,608,242	28,270

Proposal 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Shareholders rejected ratification of the appointment of Frazer Frost as the Company’s independent public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain
1,829,004	13,805,426	2,082

There were no broker non-votes for any of the proposals submitted for shareholder vote at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Frazer Frost, LLP, regarding change in certifying accountant

99.1	Press Release, dated December 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2010

CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ Chao Ming Zhao
            Chao Ming Zhao
            Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Frazer Frost, LLP, regarding change in certifying accountant

99.1	Press Release, dated December 23, 2010